Exhibit 99 (a)
Bank of Granite Corporation
  News

For Release:	January 9, 2006
BANK OF GRANITE CORPORATION REPORTS INCREASED EARNINGS FOR
FOURTH QUARTER AND FOR FULL YEAR OF 2005
     Bank of Granite Corporation has reported increased earnings for the fourth quarter of 2005 and also for the full year, both periods ending on December 31, 2005. Net income for the fourth quarter of 2005 totaled $3,776,873 compared to $3,293,285 for the fourth quarter of 2004, an increase of 14.7%. On a per share basis, this equates to 29¢ vs. 25¢ for 2004, an increase of 16%. For the full year, also ending December 31, 2005, net income totaled $15,009,544 compared to $12,718,220 for the full year of 2004, an increase of 18%. On a per share basis, this translates to $1.14 for 2005 compared to $0.94 for 2004, an increase of 21.3%. As previously announced, earnings for the quarterly and year-to-date periods of 2005 included a one-time charge of approximately $1,265,000 before tax and $759,000, or 6¢ per share, after tax for the retirement bonus granted in December by the Board of Directors to the Company’s retiring chairman.
     Charles M. Snipes, President and CEO, expressed pleasure with the positive trend in earnings. “Each quarter’s earnings in 2005 were better than comparable quarterly earnings in 2004 and this is a step in the right direction,” Snipes said. He attributed the improved earnings to a healthy demand for loans and an increase in the interest rate margin, which was helped by the Federal Reserve’s actions to increase rates in order to keep inflation under control. The only negative factor was a decline in the earnings of the Company’s mortgage banking subsidiary. Snipes, as always, thanked the entire Bank of Granite staff for their dedicated work during a very difficult year.
     Total assets as of December 31, 2005 reached $1,106,724,022 compared to $1,032,238,449 at year-end 2004, an increase of 7.2%. Deposits totaled $879,111,425, a 17.2% increase, and loans reached a record $832,447,148, up 7% for the year.
     Bank of Granite Corporation is the parent company of Bank of Granite and Granite Mortgage, Inc. The bank operates 21 full-service banking offices in Caldwell, Catawba, and Burke counties-the “Unifour” area of North Carolina-and in Mecklenburg, Watauga, Forsyth and Wilkes counties. Granite Mortgage, headquartered in Winston-Salem, originates home mortgages in the Catawba Valley and the Central and Southern Piedmont regions of North Carolina, in addition to Boone and Wilkesboro. Bank of Granite Corporation has an estimated 6,700 shareholders with 12,911,922 shares of common stock outstanding as of December 31, 2005. Its stock trades on the national NASDAQ Stock Market® under the symbol “GRAN.” The stock closed 2005 at a price of $18.53 per share.
* * * * *
Please see the attached “Financial Data” tables.
For further information, contact Kirby Tyndall, Chief Financial Officer at Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.
Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630            www.bankofgranite.com

	Bank of Granite Corporation	Three Months Ended			Twelve Months Ended
	Selected Financial Data	December 31,			December 31,
	(in thousands except per share data)	2005	2004	% change	2005	2004	% change

	Consolidated earnings summary:
	Interest income, taxable equivalent	$19,264	$14,818	30.0%	$69,310	$56,614	22.4%
	Interest expense	6,048	3,697	63.6%	20,173	13,108	53.9%

	Net interest income, taxable equivalent	13,216	11,121	18.8%	49,137	43,506	12.9%
	Taxable equivalent adjustment	275	321	-14.3%	1,151	1,348	-14.6%

	Net interest income	12,941	10,800	19.8%	47,986	42,158	13.8%
	Loan loss provision	1,470	1,412	4.1%	5,194	5,439	-4.5%
	Noninterest income	2,963	2,883	2.8%	11,911	11,257	5.8%
	Noninterest expense	8,665	7,356	17.8%	31,814	29,116	9.3%

	Income before income taxes	5,769	4,915	17.4%	22,889	18,860	21.4%
	Income taxes	1,992	1,622	22.8%	7,879	6,142	28.3%

	Net income	$3,777	$3,293	14.7%	$15,010	$12,718	18.0%

	Earnings per share — Basic	$0.29	$0.25	16.0%	$1.14	$0.94	21.3%
	Earnings per share — Diluted	0.29	0.25	16.0%	1.14	0.94	21.3%

	Average shares — Basic	12,992	13,352	-2.7%	13,132	13,481	-2.6%
	Average shares — Diluted	13,037	13,401	-2.7%	13,176	13,531	-2.6%

	Consolidated balance sheet data at December 31:
	Total assets				$1,106,724	$1,032,238	7.2%
	Total deposits				879,111	749,862	17.2%
	Loans (gross)				832,447	778,137	7.0%
	Shareholders’ equity				139,848	141,016	-0.8%

	Consolidated average balance sheet data:
	Total assets	$1,099,276	$1,016,830	8.1%	$1,067,208	$993,022	7.5%
	Total deposits	869,572	759,430	14.5%	823,254	746,481	10.3%
	Loans (gross)	827,409	762,644	8.5%	808,944	740,316	9.3%
	Shareholders’ equity	140,031	140,756	-0.5%	140,220	141,023	-0.6%

	Consolidated performance ratios:
	Return on average assets*	1.36%	1.29%		1.41%	1.28%
	Return on average equity*	10.70%	9.31%		10.70%	9.02%
	Efficiency ratio	53.56%	52.53%		52.11%	53.17%

	Consolidated asset quality data and ratios:
	Nonaccruing loans				$6,424	$6,634	-3.2%
	Accruing loans 90 days past due				4,208	4,227	-0.4%
	Nonperforming loans				10,632	10,861	-2.1%
	Foreclosed properties				926	1,280	-27.7%
	Nonperforming assets				11,558	12,141	-4.8%
	Allowance for loan losses				13,924	13,665	1.9%
	Loans charged off				5,250	3,038	72.8%
	Recoveries of loans charged off				315	465	-32.3%
	Net loan charge-offs (recoveries)				4,935	2,573	91.8%

	Net charge-offs to average loans*				0.61%	0.35%
	Nonperforming loans to total assets				0.96%	1.05%
	Allowance coverage of nonperforming loans				130.96%	125.82%
	Allowance for loan losses to gross loans				1.67%	1.76%
	Allowance for loan losses to net loans				1.70%	1.79%

	Subsidiary earnings summary:
Bank of	Net interest income	$12,266	$9,960	23.2%	$45,156	$38,755	16.5%
Granite	Loan loss provision	1,458	1,406	3.7%	5,158	5,431	-5.0%
	Noninterest income	1,967	1,870	5.2%	7,773	7,414	4.8%
	Noninterest expense	6,895	5,516	25.0%	24,803	22,058	12.4%
	Income taxes	1,968	1,523	29.2%	7,664	5,786	32.5%
	Net income	3,912	3,385	15.6%	15,304	12,894	18.7%

Granite	Net interest income	$785	$926	-15.2%	$3,186	$3,673	-13.3%
Mortgage	Loan loss provision	12	6	100.0%	36	8	350.0%
	Noninterest income	981	1,014	-3.3%	3,991	3,844	3.8%
	Noninterest expense	1,701	1,693	0.5%	6,642	6,625	0.3%
	Income taxes	24	99	-75.8%	214	357	-40.1%
	Net income	41	148	-72.3%	321	535	-40.0%

* Annualized based on number of days in the period.                                                                                                                                    More

	Bank of Granite Corporation	Quarters Ended
	Supplemental Quarterly Financial Data	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	(in thousands except per share data)	2005	2005	2005	2005	2004

	Consolidated earnings summary:
	Interest income, taxable equivalent	$19,264	$18,170	$16,602	$15,273	$14,818
	Interest expense	6,048	5,361	4,688	4,076	3,697

	Net interest income, taxable equivalent	13,216	12,809	11,914	11,197	11,121
	Taxable equivalent adjustment	275	276	289	311	321

	Net interest income	12,941	12,533	11,625	10,886	10,800
	Loan loss provision	1,470	1,602	892	1,230	1,412
	Noninterest income	2,963	3,338	3,152	2,458	2,883
	Noninterest expense	8,665	7,899	7,936	7,315	7,356

	Income before income taxes	5,769	6,370	5,949	4,799	4,915
	Income taxes	1,992	2,231	2,041	1,614	1,622

	Net income	$3,777	$4,139	$3,908	$3,185	$3,293

	Earnings per share — Basic	$0.29	$0.32	$0.30	$0.24	$0.25
	Earnings per share — Diluted	0.29	0.32	0.30	0.24	0.25

	Average shares — Basic	12,992	13,068	13,184	13,285	13,352
	Average shares — Diluted	13,037	13,114	13,222	13,323	13,401

	Consolidated ending balance sheet data:
	Total assets	$1,106,724	$1,110,546	$1,069,400	$1,039,124	$1,032,238
	Total deposits	879,111	879,136	833,453	795,929	749,862
	Loans (gross)	832,447	819,180	814,518	792,509	778,137
	Shareholders’ equity	139,848	140,157	140,567	139,922	141,016

	Consolidated average balance sheet data:
	Total assets	$1,099,276	$1,078,832	$1,058,591	$1,032,133	$1,016,830
	Total deposits	869,572	845,567	805,296	772,582	759,430
	Loans (gross)	827,409	815,880	807,808	784,679	762,644
	Shareholders’ equity	140,031	139,987	139,973	140,889	140,756

	Consolidated performance ratios:
	Return on average assets*	1.36%	1.52%	1.48%	1.25%	1.29%
	Return on average equity*	10.70%	11.73%	11.20%	9.17%	9.31%
	Efficiency ratio	53.56%	48.92%	52.67%	53.57%	52.53%

	Consolidated asset quality data and ratios:
	Nonaccruing loans	$6,424	$5,514	$5,599	$6,791	$6,634
	Accruing loans 90 days past due	4,208	1,917	3,292	4,211	4,227

	Nonperforming loans	10,632	7,431	8,891	11,002	10,861
	Foreclosed properties	926	1,391	1,640	1,790	1,280

	Nonperforming assets	11,558	8,822	10,531	12,792	12,141

	Allowance for loan losses	13,924	12,868	14,065	13,970	13,665

	Loans charged off	525	2,857	851	1,017	688
	Recoveries of loans charged off	111	58	55	92	139

	Net loan charge-offs (recoveries)	414	2,799	796	925	549

	Net charge-offs to average loans*	0.20%	1.36%	0.40%	0.48%	0.29%
	Nonperforming loans to total assets	0.96%	0.67%	0.83%	1.06%	1.05%
	Allowance coverage of nonperforming loans	130.96%	173.17%	158.19%	126.98%	125.82%
	Allowance for loan losses to gross loans	1.67%	1.57%	1.73%	1.76%	1.76%
	Allowance for loan losses to net loans	1.70%	1.60%	1.76%	1.79%	1.79%

	Subsidiary earnings summary:
Bank of	Net interest income	$12,266	$11,739	$10,908	$10,243	$9,960
Granite	Loan loss provision	1,458	1,590	886	1,224	1,406
	Noninterest income	1,967	2,058	2,111	1,637	1,870
	Noninterest expense	6,895	6,023	6,141	5,743	5,516
	Income taxes	1,968	2,122	1,975	1,599	1,523
	Net income	3,912	4,062	4,017	3,314	3,385

Granite	Net interest income	$785	$892	$801	$708	$926
Mortgage	Loan loss provision	12	12	6	6	6
	Noninterest income	981	1,148	1,041	820	1,014
	Noninterest expense	1,701	1,772	1,679	1,489	1,693
	Income taxes	24	109	66	15	99
	Net income	41	159	97	24	148

* Annualized based on number of days in the period.

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